EXHIBIT 99.1

At the Company:
Akorn, Inc.
Arthur S. Przybyl
President and CEO
(847) 279-6100

FOR IMMEDIATE RELEASE

Akorn, Inc. Reports Net Sales of $15.4 million in 2004 Third Quarter with Gross
Margin of 44%, Net Income of $2.6 million, and
EBITDA of $2.9 million.

Buffalo Grove, IL, October 26, 2004 – Akorn, Inc. (OTCBB:AKRN.OB) today reported net sales of $15.4 million for the third quarter ended September 30, 2004, an increase of 7% over net sales of $14.3 million in the 2003 third quarter. Gross Profit of $6.8 million or 44% of net sales, for the third quarter 2004 is an increase of 34% over gross profit of $5.1 million in the 2003 third quarter. Net Income of $2.6 million for the third quarter 2004 is positive as compared to a loss of $344,000 in the third quarter 2003. EBITDA of $2.9 million for the third quarter 2004 is an increase of 112% over EBITDA of $1.4 million for the third quarter 2003.

Highlights for the Third Quarter 2004 include:

•	The Company completed a $14.1 million capital raise.

•	The Company retired its senior bank debt and maintains a $5 million dollar working capital credit facility.

•	Completed a Definitive Agreement to enter into a Joint Venture with Strides Arcolab Limited for U.S. Hospital Injectable Drug Products.

•	Entered into an Option Agreement to License a Patent from the University of Texas M.D. Anderson Cancer Center.

•	Signed a Purchase and Supply Agreement with FDC Limited for U.S. Ophthalmic Drug products.

•	Resolved an Arbitration Dispute with AEG Partners LLC resulting in a one-time gain of $373,000.

•	Sold Akorn’s equity position in Novadaq Technologies resulting in a one-time gain of $1.3 million.

Arthur S. Przybyl, President and Chief Executive Officer stated, “We are pleased with our third quarter results. Financially, the Company’s balance sheet is greatly improved from a year ago and our capital raise has resulted in a current asset to current liability ratio of approximately 2:1. We have over $5 million in cash in addition to a working capital revolver of $5 million. On a year to date basis, after absorbing non-cash asset impairment charges of $1.8 million, we have generated operating income that approximates breakeven. Our third quarter net income includes one time gains of $1.3 million from the sale of equity in Novadaq Technologies and $373,000 from the resolution of an arbitration dispute with AEG Partners LLC. Our third quarter revenues were strong in all three of our core businesses: ophthalmic, injectable and contract manufacturing, and we have employed a low cost sales and marketing model to leverage future new product introductions.

We continue to lay the foundation for our future growth through additional strategic alliances that can complement our internal product pipeline and continue to pursue compliance efforts at our Decatur manufacturing facility. Our three strategic alliances with Strides Arcolab Limited, Serum Institute of India and FDC Limited have targeted a combined total of 45 ANDA’s for Phase I product development.”

Use of Non-GAAP Measures — Consolidated EBITDA:

Consolidated EBITDA is a non-GAAP financial measure consisting of earnings before interest, taxes, depreciation and amortization. This non-GAAP financial measure is not prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. Akorn believes that this non-GAAP financial measure may be useful to investors as it is aware that certain of its significant stockholders utilize these measures to evaluate its financial performance. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this earnings announcement to their most directly comparable GAAP financial measures as provided with the financial statements included in this press release and are encouraged to review the definition of Consolidated EBITDA contained herein and the description of the reconciling items provided at the end of this press release.

Supplemental Financial Information

The following table presents a reconciliation of net income as determined by GAAP to consolidated EBITDA for the three months ended September 30, 2004 and September 30, 2003:

	(Unaudited)
	Three Months Ended
	September 30,
	2004	2003
	(in thousands)
GAAP net income (loss)	$2,587	$(343)
Income tax benefit	(44)	—
Interest expense, net	996	626
Gain related to disputed settlements	(1,582)	—
Depreciation and amortization	986	1,102
Consolidated EBITDA	$2,943	$1,385

The following table presents a reconciliation of net income as determined by GAAP to consolidated EBITDA for the nine months ended September 30, 2004 and September 30, 2003:

	(Unaudited)
	Nine Months Ended
	September 30,
	2004	2003
	(in thousands)
GAAP net income (loss)	$(2,212)	$(4,358)
Income tax benefit	(42)	(171)
Interest expense, net	3,709	1,883
Gain related to disputed settlements	(1,582)	—
Depreciation and amortization	4,903	3,375
Consolidated EBITDA	$4,776	$729

About Akorn, Inc.

Akorn, Inc. manufactures and markets sterile specialty pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey and markets and distributes an extensive line of hospital and ophthalmic pharmaceuticals. Additional information is available at the Company’s website at www.akorn.com.

Any statements made by Akorn, Inc. (“we”, “us”, “our”, “Akorn” or the “Company”) in this press release that are forward looking are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions readers that important factors may affect the Company’s actual results and could cause such results to differ materially from forward-looking statements made by or on behalf of the Company. Such factors include, but are not limited to, risks and uncertainties relating to (i) the ability to generate cash from operations sufficient to meet the Company’s working capital requirements, (ii) the necessity of complying with various regulatory procedures in the manufacture of drug products, (iii) the Company’s ability to acquire, develop, finance, test, produce and market new products, including the availability of materials to produce products, (iv) the resolution of the FDA compliance issues at the Company’s Decatur, Illinois manufacturing facility and the outcome of other legal proceedings involving the Company, (v) patent protection for the Company’s intellectual property or trade secrets, and (vi) other risks detailed from time to time in filings the Company makes with the Securities and Exchange Commission including, but not limited to, those risks referenced under the caption “Factors That May Affect Future Results” in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Akorn, Inc.
Condensed Consolidated Statements of Operations
In thousands, except per share amounts
(Unaudited)

	Three months Ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
Net Sales	15,388	14,349	38,124	35,971
Cost of Goods Sold	8,614	9,274	24,012	24,517

Gross Profit	6,774	5,075	14,112	11,454
% to Net Sales	44.0%	35.4%	37.0%	31.8%
Operating Expenses:
Selling, General and Administrative	4,068	4,173	10,218	11,946
Amortization and Writeoffs of Intangibles	311	349	2,871	1,048
Research and Development	438	271	1,150	1,106

Total Operating Expenses	4,817	4,793	14,239	14,100

Operating Income (Loss)	1,957	282	(127)	(2,646)
Interest & Other Income (Expense)	(996)	(626)	(3,709)	(1,883)
Gain Related to Disputed Settlements	1,582	—	1,582	—

Income (Loss) before taxes	2,543	(344)	(2,254)	(4,529)
Income Tax Provision (Benefit)	(44)	—	(42)	(171)

Net Income (Loss)	2,587	(344)	(2,212)	(4,358)
Preferred Stock Dividends and Adjustments	(33,318)	—	(33,318)	—

Net Loss Available to Common Shareholders	(30,731)	(344)	(35,530)	(4,358)

EBITDA	2,943	1,385	4,776	729

Akorn, Inc.
Condensed Consolidated Balance Sheets
In thousands (Unaudited)

	September 30,	December 31,
	2004	2003
Assets

Cash & Equivalents	$5,669	$218
Trade Accounts Receivables, net	6,124	1,626
Inventories	8,502	7,807
Prepaid Expenses and Other Current Assets	1,043	944

TOTAL CURRENT ASSETS	21,338	10,595
Net Intangibles	10,061	12,872
Investment in Novadaq Technologies	—	713
Investment in Akorn-Strides, LLC	1,250	—
Other Assets	167	1,328

TOTAL OTHER ASSETS	11,478	14,913
Net Property, Plant & Equipment	32,486	33,907

TOTAL ASSETS	$65,302	$59,415

Liabilities and Shareholders’ Equity

Current Installments and Debt in Default	$3,986	$4,156
Trade Accounts Payable	5,767	5,411
Accrued Expenses	1,672	2,392

TOTAL CURRENT LIABILITIES	11,425	11,959
Long-Term Debt, less Current Installments	6,745	13,777
Series A Preferred Stock	—	21,132
Other Long Term Liabilities	1,468	1,156

TOTAL NON-CURRENT LIABILITIES	8,213	36,065

TOTAL LIABILITIES	19,638	48,024

Series B Preferred Stock	13,133	—

SHAREHOLDERS’ EQUITY:
Common Stock	52,452	25,506
Series A Preferred Stock	26,964	—
Warrants to acquire Common Stock	16,485	13,724
Accumulated Deficit	(63,370)	(27,839)

TOTAL SHAREHOLDERS’ EQUITY	32,531	11,391

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$65,302	$59,415